Exhibit (j)(5)

POWER OF ATTORNEY

          The undersigned, Frances M. Guggino, as Treasurer and Chief Financial Officer of Master Portfolio Trust, hereby constitutes and appoints David Castano and Matthew Plastina, and each of them, her true and lawful attorneys-in-fact and agents, with full power and authority of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or which may be required to enable each of Legg Mason Partners Money Market Trust (Securities Act File No. 2-91556), Legg Mason Partners Institutional Trust (Securities Act File No. 33-49552), and Legg Mason Partners Premium Money Market Trust (Securities Act File No. 33-28844) (each a “Trust”) to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of any and all amendments (including post-effective amendments) to each Trust’s Registration Statement, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as Treasurer and Chief Financial Officer and/or in her capacity as any other officer of the Trust, any and all such amendments and registration statements filed with the Securities and Exchange Commission under said Acts, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

          All past acts of such attorneys-in-fact and agents in furtherance of the foregoing are hereby ratified and confirmed.

          This Power of Attorney shall be valid from the date hereof until revoked by me.

          This Power of Attorney has not been executed in the State of New York.

          WITNESS my hand on the date set forth below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the undersigned as of the dates indicated.

/s/ Frances M. Guggino	February 9, 2010

Frances M. Guggino